Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [●], 2018 by and among i3 Verticals, Inc., a Delaware corporation (the “Corporation”), and each Person that holds Common Units (defined below) that has signed this Agreement (such Persons, collectively, the “Members”).
RECITALS
WHEREAS, the Corporation is contemplating an offer and sale of its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), to the public in an underwritten initial public offering (the “IPO”);
WHEREAS, the Corporation desires to use a portion of the net proceeds from the IPO to purchase Common Units (as defined below) of i3 Verticals, LLC, a Delaware limited liability company (the “Company”), and the Company desires to issue its Common Units to the Corporation in exchange for such portion of the net proceeds from the IPO;
WHEREAS, immediately prior to the consummation of the issuance of Common Units by the Company to the Corporation in connection with the IPO, the Members, together with certain other members of the Company and the Corporation, are the sole members of the Company;
WHEREAS, immediately prior to or simultaneous with the purchase by the Corporation of the Common Units in connection with the IPO, the Corporation, the Company and the Members will enter into that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, which will be further amended immediately prior to the IPO in connection with a plan of reorganization (“Plan of Reorganization”) by and among the Company, the Corporation and i3 Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Corporation (such agreement, as it may be amended, restated, supplemented or otherwise modified form time to time, the “LLC Agreement”);
WHEREAS, in connection with the Plan of Reorganization and the IPO, (i) the Corporation will become the sole managing member of the Company, (ii) each Member will become a non-managing member of the Company but retain their ownership interest in the Company in the form of Common Units, and (iii) in consideration of the Corporation acquiring the Common Units and becoming the manager of the Company, among other things, the Company has provided the members of the Company with a redemption right pursuant to which the Members may be able to require redemption of their Common Units and the Corporation may, at the Corporation’s option, redeem or exchange their Common Units for Class A Common Stock or in cash on the terms set forth in the LLC Agreement;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.1    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:
“Agreement” has the meaning set forth in the preamble.
“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by law to close.
“Class A Common Stock” has the meaning set forth in the recitals.
“Common Units” has the meaning set forth in the recitals.
“Company” has the meaning set forth in the recitals.
“Corporation” has the meaning set forth in the preamble.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“FAP” shall mean collectively First Avenue Partners II, L.P., First Avenue – ETC Partners, L.P., and Front Street Equities, LLC.
“Holder” shall mean any Member holding Registrable Securities and any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 below.
“Initiating Holders” shall mean any Holder or Holders of at least forty percent (40%) of the Preferred Units of the Company as of immediately prior to the effectiveness of that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company pursuant to the Plan of Reorganization.
“IPO” has the meaning set forth in the recitals.
“LLC Agreement” has the meaning set forth in the recitals.
“Permitted Transferee” means “Permitted Transferee” as defined in the LLC Agreement.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Preferred Units” means the Company’s Class A Units as defined in the Company’s Third Amended and Restated Limited Liability Company Agreement as in effective immediately prior to the Plan of Reorganization.

“Registrable Securities” shall mean (i) Class A Common Stock (A) issued by the Corporation in a Share Settlement in connection with (x) the redemption by the Company of Common Units owned by any Member or (y) at the election of the Company, in a direct exchange for Common Units owned by any Member, in each case in accordance with the terms of the LLC Agreement, (B) otherwise held by FAP from time to time, or (ii) equity issued in respect of the Class A Common Stock referred to in (i) as a result of a split, dividend, recapitalization or the like, and in the case of (i) and (ii) Class A Common Stock which has not been sold to the public or pursuant to Rule 144 under the Securities Act and excluding in all cases, however, any Registrable Securities transferred by any Person in a transaction in which the rights under Section 1.11 below are not assigned in accordance with the LLC Agreement and Section 1.11 of this Agreement.
The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registration Expenses” shall mean all expenses, except as included in Selling Expenses or as otherwise stated below, incurred by the Corporation in complying with Section 1.2, Section 1.3 and Section 1.4 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation) and the reasonable fees and disbursements of one special counsel for all Holders in the event of each registration provided for in Section 1.2, Section 1.3 and Section 1.4.
“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the securities registered by the Holders.
“Share Settlement” means “Share Settlement” as defined in the LLC Agreement.
Section 1.2    Requested Registration.
(a)    Request for Registration. Subject to the provisions of Section 1.2(b) below, if at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Corporation, the Corporation shall receive from Initiating Holders a written request that the Corporation effect any registration with respect to any of their Registrable Securities in which the anticipated aggregate price to the public is at least $15,000,000 the Corporation will:
(i)    Within ten (10) days after the date such report is given, give written notice of the proposed registration to all other Holders; and

(ii)    as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Corporation within twenty (20) days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:
(A)    Within ninety (90) days of the effective date of any registration statement pertaining to securities of the Corporation (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
(B)    After the Corporation has effected two (2) such registrations pursuant to this Section 1.2, and such registrations have been declared effective under the Securities Act; provided, however, that a registration pursuant to this Section 1.2 shall not be considered a registration for purposes of this Section 1.2, (i) unless and until such registration shall have become effective and (x) in the case of a registration on Form S-1 (or any successor form), until 180 days after the effective date thereof, and (y) in the case of a registration on Form S-3, until all Registrable Securities included in such registration shall have been actually sold, (ii) if the Holders withdraw their request at any time because such Holders (A) reasonably believed that the registration statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in light of the circumstances under which they were made) not misleading, (B) notified the Corporation of such fact and requested that the Corporation correct such alleged misstatement or omission, and (C) the Corporation has refused to correct such alleged misstatement or omission, or (iii) at least 50% of the Registrable Securities requested to be registered by the Holders are not included in a registration pursuant to this Section 1.2; or
(C)    If the Corporation shall furnish to such Initiating Holders a certificate, signed by the President and Chief Executive Officer of the Corporation, stating that in the good faith judgment of the Corporation’s Board of Directors it would be materially detrimental to the Corporation and its owners for a registration statement to be filed in the near future because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar significant transaction involving the Corporation, (ii) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential, or (iii) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act, then in each such case the Corporation’s obligation to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of the written request from the Initiating Holders; provided, however, that the Corporation may not utilize this right more than once in any twelve (12) month period.
Subject to the foregoing clauses (A) through (C), the Corporation shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.
(b)    Underwriting. In the event that a registration pursuant to this Section 1.2 is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as part of the notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 1.2(b), and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.
The Corporation shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter approved by the Corporation’s Board of Directors. Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines, and provides written notice, that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Corporation shall so advise all Holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Corporation) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Corporation or the managing underwriter may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
Section 1.3    Corporation Registration.
(a)    Notice of Registration. If at any time or from time to time the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) the initial public offering of such securities, unless consented to by the Corporation’s Board of Directors, (ii) a registration relating solely to employee benefit plans, (iii) a registration relating solely to a SEC Rule 145 transaction, (iv) a registration on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or (v) a registration undertaken in connection with a reorganization of the Corporation, the Corporation will:
(i)    promptly give to each Holder written notice thereof; and

(ii)    include in such registration (and any related qualification under blue sky laws or other compliance requirements), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Corporation, by any Holder.
(b)    Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a) above. In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation and approved by the Corporation’s Board of Directors. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines, and provides written notice, that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Corporation shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Corporation) shall be allocated among all Holders and such other holders (provided that such other holders have contractual rights to participate in such registration which are not subordinate to the Holders) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities owned by such Holders and such other holders, or in such other proportion as shall mutually be agreed to by the selling Holders only; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (other than securities to be sold by the Corporation) are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Corporation may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares.
Section 1.4    Registration on Form S-3.
(a)    If Holders of at least twenty-five percent (25%) of the Registrable Securities request that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of (i) the Registrable Securities, and (ii) any securities of the Corporation other than Registrable Securities to be sold by shareholders in such public offering, the anticipated aggregate price to the public of (i) and (ii) is at least $15,000,000, and the Corporation is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Corporation shall, as soon as practicable and in any event within forty-five (45) days after the date such request is given by the Holders, cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holders may reasonably request. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

(b)    Notwithstanding the foregoing, the Corporation shall not be obligated to take any action pursuant to this Section 1.4 (i) if the Holders of the Registrable Securities request that the Corporation file more than two registration statements on Form S-3 during any twelve-month period, and (ii) if the Corporation shall furnish to such Holders a certificate, signed by the President and Chief Executive Officer of the Corporation, stating that in the good faith judgment of the Corporation’s Board of Directors it would be materially detrimental to the Corporation and its owners for a registration statement to be filed in the near future because such action would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Corporation, (y) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential, or (z) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act, in each such case the Corporation’s obligation to register, qualify or comply under this Section 1.4 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of the written request from the Holder or Holders; provided, however, that the Corporation may not utilize this right more than once in any twelve (12) month period.
Section 1.5    Limitation on Subsequent Registration Rights. From and after the date hereof, without the written approval of the Holders of a majority of the Registrable Securities, the Corporation shall not enter into any agreement granting any holder or prospective holder of any securities of the Corporation registration rights equal to or superior to those of the Holders. Nothing in this Section 1.5 shall be deemed to restrict the Corporation’s right to grant registration rights to other purchasers of the Corporation’s securities that are inferior to, and in no way interfere with, those registration rights granted to the Holders.
Section 1.6    Expenses of Registration. Except as otherwise provided herein, all Registration Expenses incurred in connection with all registrations pursuant to Section 1.2, Section 1.3 and Section 1.4 shall be borne by the Corporation. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of Registrable Securities registered on their behalf.
Section 1.7    Registration Procedures. In the case of each registration, qualification or compliance effected by the Corporation pursuant to this Agreement, the Corporation will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Corporation shall:
(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the earlier of one hundred eighty (180) days or until the distribution described in the registration statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Corporation; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.
(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c)    Furnish to the Holders, as expeditiously as reasonable, such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act.
(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement and any other agreements, in usual and customary form, with the underwriters of such offering and take all such actions requested to expedite or facilitate the disposition of shares. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notify each Holder covered by such registration statement at any time when (1) a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (2) when the registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective, and (3) the Corporation receives any material comments from the SEC with respect to a registration statement or any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information.

(g)    Cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange or national market system on which similar securities issued by the Corporation are then listed and, if not so listed, to be listed on a securities exchange or national market system.
(h)    Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement.
(i)    Promptly make available for inspection on a confidential basis by any participating Holder, any underwriter participating in any disposition pursuant to such registration statement, and the counsel, accountant or other agent retained by any such underwriter or selected by the participating Holders (whose expenses are being paid pursuant to Section 1.6 hereof), all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees, independent accountants and other advisors to supply on a confidential basis all information reasonably requested by any such participating Holder, underwriter or attorney in connection with such registration statement.
(j)    Permit any participating Holder that, in its reasonable judgment, might be deemed to be an underwriter or a controlling Person of the Corporation within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of such participating Holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 1.8 hereof.
(k)    In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Corporation will use its best efforts promptly to obtain the withdrawal of such order.
(l)    Cooperate with the participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under such registration, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such participating Holders may request.
(m)    Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of

Registrable Securities, and (ii) a letter, dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
(n)    Otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act as soon as reasonably practicable after the end of the twelve month period beginning with the first month of the Corporation’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve month period.
Section 1.8    Indemnification.
(a)    To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder, each of its officers, directors, members, shareholders and partners, and each Person controlling such Person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Corporation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Corporation in connection with any such registration, qualification or compliance, and the Corporation will reimburse each such Holder, each of its officers, directors, members, shareholders and partners, and each Person controlling such Person, each such underwriter and each Person who controls any such underwriter, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable to any such Holder in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on (i) any untrue statement or omission (or alleged untrue statement or omission) made in reliance upon and in conformity with written information furnished to the Corporation or any underwriter by such Holder, underwriter, controlling Person or other aforementioned Person and stated to be specifically for use therein or the preparation thereby or (ii) use or delivery by such Holder or controlling Person of such Holder of a prospectus other than the most current prospectus made available to such Holder or controlling Person of such Holder by the Corporation.

(b)    To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers, each underwriter, if any, of the Corporation’s securities covered by such a registration statement, each Person who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, members, shareholders and partners and each Person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) use or delivery by such Holder of a prospectus other than the most current prospectus made available to such Holder by the Corporation, and will reimburse the Corporation, such Holder, each of its directors, officers, partners, and each Person controlling such Holder or the Corporation, each such underwriter and each Person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in the case of clause (i) above to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by such Holder and stated to be specifically for use therein or the preparation thereby; provided, however, that indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), nor shall the Holders be liable to the Corporation in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on (i) any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Holders by the Corporation, any of its officers, directors and partners, controlling Person of the Corporation, underwriter or controlling Person of such underwriter and stated to be specifically for use therein or the preparation thereby or (ii) use or delivery by the Corporation, controlling Person or underwriter of a prospectus other than the most current prospectus. Notwithstanding anything to the contrary contained in this subsection (b), the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate net proceeds received by such Holder from the shares sold by such Holder in the offering in question, unless such liability arises out of, or is based on willful misconduct by, such Holder.
(c)    Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified

Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnified Party shall have the right to retain its own counsel, with fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would not be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 1.8 to the extent (but only to the extent) that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action; and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or material separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
(d)    If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct by such Holder.
(e)    The obligations of the Corporation and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise shall survive termination of this Agreement.
Section 1.9    Information by Holder. The Holders of securities included in any registration shall furnish to the Corporation such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Corporation may reasonably request in writing and only as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
Section 1.10    Rule 144 Reporting. With a view to making available the benefits of SEC Rule 144 and any other rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the securities of the Corporation, or pursuant to a registration on Form S-3, the Corporation agrees to use its best efforts to:
(a)    Make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Corporation becomes subject to the reporting requirements of the Securities Act or the Exchange Act;
(b)    File with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);
(c)    Take such action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Corporation for the offering of its securities to the general public is declared effective;
(d)    So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request (i) to the extent accurate, a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Corporation for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Corporation so qualifies), (ii) a copy of the most recent annual or quarterly report of the Corporation, and (iii) such other reports and documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration (or any time after the Corporation has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Corporation so qualifies to use such form).
Section 1.11    Transfer of Registration Rights. Subject to compliance with the transfer restrictions set forth in the LLC Agreement, the rights to cause the Corporation to register securities granted to the Holders under Section 1.2, Section 1.3 and Section 1.4 may be assigned to a Permitted Transferee or any other transferee or assignee reasonably acceptable to the Corporation in connection with any transfer or assignment of Registrable Securities by the Holder provided that the transferor provides the Corporation with written notice of the proposed transfer, and the transferee agrees in writing to be bound by the provisions of this Agreement.

Section 1.12    Termination. No Holder shall be entitled to exercise any right provided for in this Agreement after the earlier of (i) the date that all of the Registrable Securities requested to be registered by such Holder could be sold in any ninety (90) day period pursuant to Rule 144, or (ii) as to any Holder, all of the Registrable Securities held by such Holder have been sold pursuant to registration under the Securities Act or an exemption therefrom.
Section 1.13    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Corporation and Holders holding a majority of the Registrable Securities. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A consent to, or waiver of, any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent to, or waiver of, any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.
Section 1.14    Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
Section 1.15    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.
Section 1.16    Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
Section 1.17    Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Corporation and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder.
Section 1.18    Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient but; if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Corporation at the address specified below and to any Member or to any other party subject to this Agreement at such address as indicated on the Schedule of Holders, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein. The Corporation’s address is:
i3 Verticals, Inc.
40 Burton Hills Blvd., Suite 415
Nashville, TN 37215
Attn: Paul Maple, General Counsel
Electronic Mail: pmaple@i3verticals.com
With a copy to:
Bass, Berry & Sims PLC
150 Third Avenue S., Suite 2800
Nashville, TN 37201
Attn: J. Page Davidson and Jay H. Knight
Electronic Mail: pdavidson@bassberry.com; jknight@bassberry.com or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
Section 1.19    Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.
Section 1.20    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to its conflicts of law rules.
Section 1.21    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Section 1.22    No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
Section 1.23    Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.
Section 1.24    Electronic Delivery. This Agreement, the agreements referred to herein, each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
Section 1.25    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.
* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

i3 VERTICALS, INC.

By:
Name:	Gregory Daily
Title:	Chief Executive Officer

[Member]

By:	[●]

By:
Name:
Title:

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